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                    AMENDMENT NO. 11 TO MANAGEMENT AGREEMENT

     This Amendment No. 11 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005 and
April 30, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of July, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. The Oppenheimer Capital Appreciation Portfolio section of Schedule A of the Agreement hereby is amended in whole to read as follows:

            Portfolio                  Percentage of average daily net assets
--------------------------------   ---------------------------------------------
Oppenheimer Capital Appreciation   0.65% of the first $150 million of such
Portfolio                          assets plus 0.625% of such assets over $150
                                   million up to $300 million plus 0.60% of such assets over $300 million up to $500 million plus 0.55% of such assets over $500 million.
                                   Commencing July 1, 2005, when the average monthly net assets of the Portfolio are in excess of $1 billion, a discount of 2.5% will apply to the total advisory fees paid by the Portfolio for that month

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of July, 2005.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President